                                Exhibit 99(b)

                   Financial Statements of Riverview Tower
             Limited Partnership as at December 31, 1993 and 1994

                      RIVERVIEW TOWER LIMITED PARTNERSHIP

                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                            As At December 31, 1994

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1994


                                     INDEX


AUDITORS' REPORT
BALANCE SHEET                                                         EXHIBIT A
   As At December 31, 1994

ANALYSIS OF PARTNERS' EQUITY                                       SCHEDULE A-1
  For The Year Ended December 31, 1994

STATEMENT OF OPERATIONS                                               EXHIBIT B
   For The Year Ended December 31, 1994

STATEMENT OF CHANGES IN CASH POSITION                                 EXHIBIT C
  For The Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS                                         EXHIBIT D

SCHEDULE OF PROPERTY AND EQUIPMENT                                    EXHIBIT E
  For The Years Ended December 31, 1992, 1993 and 1994

SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION                 EXHIBIT F
  OF PROPERTY AND EQUIPMENT
   For The Years Ended December 31, 1992, 1993 and 1994

                               February 24, 1995



                          INDEPENDENT AUDITOR'S REPORT


RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP


We have audited the accompanying balance sheet of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1994, and the related statements of partners' equity, operations and changes in cash position for the year then ended. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Part-nership, A Limited Partnership, as at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in Exhibits E and F is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the audit-ing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                                 BALANCE SHEET                       Exhibit A
                            As At December 31, 1994


                                    ASSETS
                                    -------
Cash                                                             $        150.
Accounts Receivable                                                       183.
Escrow Receivable                                                     163,377.
Prepaid Expenses                                                       24,248.
Property and Equipment                                             16,705,077.
  Less:  Accumulated Depreciation and
              Amortization                                         (4,102,470.)
                                                                 -------------
TOTAL ASSETS                                                     $ 12,790,565.

                       LIABILITIES AND PARTNERS' EQUITY
                       --------------------------------
LIABILITIES
   Accounts Payable                                              $    320,001.
   Accrued Interest and Real Estate Taxes                             360,280.
   Security Deposits                                                    2,482.
   Mortgage Payable                                                11,937,438.
                                                                 -------------
          Total Liabilities                                      $ 12,620,201.
                                                                 -------------
PARTNERS' EQUITY - SCHEDULE A-1                                       170,364.
                                                                 -------------
TOTAL LIABILITIES AND PARTNERS' EQUITY                           $ 12,790,565.


                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         ANALYSIS OF PARTNERS' EQUITY                                           Schedule A-1
                      For The Year Ended December 31, 1994


                                                     BALANCE                 NET                 BALANCE
                                                    BEGINNING               INCOME               ENDING
                                                   -----------            -----------           ------------
GENERAL PARTNERS                                  $  (403,183.)           $   283,918.           $ (119,265.)
LIMITED PARTNERS                                   (2,620,485.)             2,910,114.              289,629.
       TOTALS                                     $(3,023,668.)           $ 3,194,032.           $  170,364.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                            STATEMENT OF OPERATIONS                    Exhibit B
                      For The Year Ended December 31, 1994



INCOME
   Rentals                                                                 $      4,314,541.
   Excess Operating and Tax Charges                                               2,656,961.
   Garage                                                                           382,448.
   Antenna                                                                          142,841.
          Total Income                                                     $      7,496,791.

OPERATING EXPENSES
   Custodial and Manager                                                   $        302,628.
   Elevator Maintenance                                                             114,630.
   Insurance                                                                         71,410.
   Management Fees                                                                  120,000.
   Office Expense                                                                    67,249.
   Professional Fees                                                                 43,406.
   Repairs and Maintenance                                                          900,374.
   Supplies                                                                         (29,272.)
   Taxes - Real Estate                                                              271,360.
   Taxes - Other                                                                      2,659.
   Travel                                                                               155.
   Utilities                                                                        854,087.
   General Expenses                                                                   4,891.
          Total Operating Expenses                                                2,723,577.

INCOME BEFORE INTEREST EXPENSE, DEPRECIATION
   AND AMORTIZATION                                                        $      4,773,214.

LESS:  Interest Expense                                                           1,140,730.

INCOME BEFORE DEPRECIATION AND AMORTIZATION                                       3,632,484.

LESS:  Depreciation and Amortization                                                438,452.

NET INCOME FOR THE YEAR                                                    $      3,194,032.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                     STATEMENT OF CHANGES IN CASH POSITION             Exhibit C
                      For The Year Ended December 31, 1994




CASH GENERATED BY OPERATIONS:
  Net Income                               $   3,194,032.
  Depreciation Amortization                      438,452.
                                           --------------
                          Total                3,632,484.


CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Current Assets - Increase (Decrease)
           Receivables                          $    323.
           Prepaids and Escrows                   (4,987.)
  Current Liabilities - Increase (Decrease)
           Accounts Payable                   (1,772,043.)
           Security Deposits                       2,482.
           Accrued Expenses and Taxes            (46,094.)
                                           --------------
                          Total               (1,820,319.)

NET CASH PROVIDED BY OPERATIONS                1,812,165.


INVESTING ACTIVITIES                                  -0-

FINANCING ACTIVITIES
         Decrease In Debt                     (1,821,177.)

INCREASE (DECREASE) IN CASH                   $   (9,012.)

CASH BALANCE - BEGINNING                           9,162.

CASH BALANCE - ENDING                         $      150.

SUPPLEMENTAL DISCLOSURE
  Cash Paid During The Year For Interest       1,112,312.


                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS                Exhibit D




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
- ----------------------------------------

   Accounting Method
   -----------------
   The Partnership keeps its records and prepares its financial statements on the accrual basis.

   Property and Equipment
   ----------------------
   The fixed assets are recorded at cost and are being depreciated as follows:

Buildings                           40 Years                   Straight-Line
Building Improvements               40 Years                   Straight-Line
Equipment and Improvements          10 Years                   Straight-Line


NOTE 2 - TRANSACTIONS WITH RELATED PARTY
- ----------------------------------------

   The property, which is located in Toledo, Ohio is managed by the Mid America Management Corporation.

   Accounts Payable in the amount of $137,244. are due to the management company.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS                 Exhibit D
                                  (Continued)



NOTE 3 - MORTGAGE PAYABLE

   The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

   The Company has a fixed monthly principal and interest payment of $74,195. on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Company has agreed to pay $850,000. against the outstanding amount due on January 1, 1995 and January 1, 1996.

   The Company has also agreed to deposit with Realty Refund Trust in escrow all excess cash flow. The funds will be made available for tenant improve-ments or third party leasing commissions. The amount due for 1994 is $304,291.


NOTE 4 - LEASE AMENDMENT AND EXTENSION
- --------------------------------------

   On June 2, 1994, the Company modified its lease with Owens-Corning
   Fiberglass   Corporation as follows:

   The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000. payable June, 1994, January, 1995 and January, 1996. There were also modifications of lease and operating expense payment terms.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                       SCHEDULE OF PROPERTY AND EQUIPMENT                                               Exhibit E
              For The Years Ended December 31, 1992, 1993 and 1994


                                                          1992
                                                          ----
                                        BALANCE
                                      AT BEGINNING           ADDITIONS                               BALANCE AT END
                                       OF PERIOD              AT COST            RETIREMENTS           OF PERIOD
                                      ------------         ------------          ------------         ------------
Building                              $13,771,320.                                                    $13,771,320.
Building Improvements                   1,473,220.                                                      1,473,220.
Equipment                                 551,143.                                                        551,143.
Land                                      887,000.                                                        887,000.
                                      ------------         ------------          ------------         ------------
       Total                          $16,682,683.         $       -0-.          $       -0-.         $16,682,683.
                                      ============         ============          ============         ============



                                                          1993
                                                          ----

Building                              $13,771,320.                                                    $13,771,320.
Building Improvements                   1,473,220.                                                      1,473,220.
Equipment                                 551,143.         $    22,394.                                   573,537.
Land                                      887,000.                                                        887,000.
                                      ------------         ------------          ------------         ------------
       Total                          $16,682,683.         $    22,394.          $       -0-.         $16,705,077.
                                      ============         ============          ============         ============



                                                          1994
                                                          ----

Building                              $13,771,320.                                                    $13,771,320.
Building Improvements                   1,473,220.                                                      1,473,220.
Equipment                                 573,537.                                                        573,537.
Land                                      887,000.                                                        887,000.
                                      ------------         ------------          ------------         ------------
       Total                          $16,705,077.         $       -0-.          $       -0-.         $16,705,077.
                                      ============         ============          ============         ============



                            SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS


                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
            SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION                                   Exhibit F
                          OF PROPERTY AND EQUIPMENT
             For The Years Ended December 31, 1992, 1993 and 1994
                                                                 1992
                                                                 ----
                                     BALANCE             ADDITIONS
                                   AT BEGINNING         CHARGED TO                              BALANCE AT END
                                      PERIOD         COSTS & EXPENSES      RETIREMENTS             OF PERIOD
                                   ------------      ----------------      ------------         --------------
Building                           $2,233,494.            $344,283.                                 $2,567,777.
Building Improvements                 231,217.              36,816.                                    268,033.
Equipment                             333,522.              56,234.                                    389,756.
                                   -----------            ---------             ----------          -----------
       Total                       $2,798,233.            $437,333.             $      -0-          $3,225,566.
                                   ===========            =========             ==========          ===========

                                                                 1993
                                                                 ----
Building                           $2,567,777.            $344,283.                                 $2,912,060.
Building Improvements                 268,033.              36,816.                                    304,849.
Equipment                             389,756.              57,353.                                    447,109.
                                   -----------            ---------             ----------          -----------
       Total                       $3,225,566.            $438,452.             $      -0-          $3,664,018.
                                   ===========            =========             ==========          ===========

                                                                 1994
                                                                 ----
Building                           $2,912,060.            $344,283.                                 $3,256,343.
Building Improvements                 304,849.              36,816.                                    341,665.
Equipment                             447,109.              57,353.                                    504,462.
                                   -----------            ---------             ----------          -----------
       Total                       $3,664,018.            $438,452.             $      -0-          $4,102,470.
                                   ===========            =========             ==========          ===========

                            SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                        MALITZ, WEINSTEIN & RUBIN CO.





                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1993




                                     INDEX
                                     -----

AUDITORS' REPORT

STATEMENT OF ASSETS, LIABILITIES AND EQUITY              EXHIBIT A
  - INCOME TAX BASIS
  As At December 31, 1993

ANALYSIS OF PARTNERS' EQUITY - INCOME TAX BASIS          SCHEDULE A-1
  For The Year Ended December 31, 1993

STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS    EXHIBIT B
  For The Year Ended December 31, 1993

STATEMENT OF CASH FLOWS - INCOME TAX BASIS               EXHIBIT C
  For The Year Ended December 31, 1993

NOTES TO FINANCIAL STATEMENTS                            EXHIBIT D
  - INCOME TAX BASIS

                         Malitz Weinstein & Rubin Co.

                         CERTIFIED PUBLIC ACCOUNTANTS
                         3690 ORANGE PLACE - SUITE 250
                          CLEVELAND, OHIO 44122-4422
                                     -----
                           TELEPHONE (216) 464-9560
                                     -----
                           TELECOPIER (216) 464-2887
CHARLES P. MALITZ, CPA                                  ROBERT W. BIATS
MILTON J. WEINSTEIN, CPA                                JENNIFER L. GARRIS
KIMBALL E. RUBIN, CPA                                   KAREN M. CAROSCIO
JONATHAN P. ROGEN, CPA                                  JUDITH R. BARTELL
SCOTT R. SWERESS, CPA           February 18, 1994       GARY A. FERBER, CPA
STEVEN MARTON, CPA                                      (1937-1990)
STEPHEN L. WOLF, CPA




                         INDEPENDENT AUDITOR'S REPORT



RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP



We have audited the accompanying statement of assets, liabilities and equity - income tax basis of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1993, and the related statements of revenues and expenses - income tax basis, partners' equity - income tax basis and cash flows - income tax basis for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Partnership, A Limited Partnership as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with the income tax basis of accounting, as described in Note 1.


                                                  Malitz, Weinstein, & Rubin Co.

                            MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS, CLEVELAND, OHIO





                                                RIVERVIEW TOWER LIMITED PARTNERSHIP
                                                       A LIMITED PARTNERSHIP
                                     STATEMENT OF ASSETS, LIABILITIES AND EQUITY     Exhibit A
                                                        - INCOME TAX BASIS
                                                      As At December 31, 1993



                                                 ASSETS
                                                 ------
Cash                                                   $9,162.
Accounts Receivable                                       506.
Escrow Receivable                                     159,722.
Prepaid Expenses                                       22,916.
Property and Equipment                             16,705,077.
  Less:  Accumulated Depreciation
           and Amortization                        (8,042,295.)
                                                   -----------
TOTAL ASSETS                                                       $8,855,088.
                                                                   ===========



                                                 LIABILITIES AND PARTNERS' EQUITY
                                                 --------------------------------


LIABILITIES
  Accounts Payable                                 $2,092,044.
  Accrued Interest and Real Estate Taxes              406,374.
  Mortgage Payable                                 13,758,615.
                                                   -----------
       Total Liabilities                                           $16,257,O33.

PARTNERS'  EQUITY - SCHEDULE A-1                                    (7,401,945.)
                                                                   ------------

TOTAL LIABILITIES AND PARTNERS' EQUITY                             $ 8,855,088.
                                                                   ============




                                  SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                            MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO



                                                RIVERVIEW TOWER LIMITED PARTNERSHIP
                                                       A LIMITED PARTNERSHIP
                                                   ANALYSIS OF PARTNERS' EQUITY            Schedule A-1
                                                        - INCOME TAX BASIS
                                               For The Year Ended December 31, 1993



                                     TRANSFERS
                     BALANCE         TO LIMITED      NET           BALANCE
                     BEGINNING         UNITS        INCOME         ENDING
                   -------------     ----------    -----------    -------------
GENERAL PARTNERS   $   (887,151.)    $ 7O9,653.    $  (19,984.)   $   (197,482.)

LIMITED PARTNERS     (5,765,442.)     (709,653.)     (729,368.)     (7,204,463.)
                   -------------     ----------    -----------    -------------
     TOTALS        $ (6,652,593.)    $      -0-    $ (749,352.)   $ (7,401,945.)
                   =============     ==========    ===========    =============



         SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                            MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCDUNTANTS. CLEVELAND, OHIO



                                                RIVERVIEW TOWER LIMITED PARTNERSHIP
                                                        A LIMITED PARTNERSHIP
                                                 STATEMENT OF REVENUES AND EXPENSES           Exhibit B
                                                        - INCOME TAX BASIS
                                               For The Year Ended December 31, 1993



INCOME
  Rentals                                          $2,177,816.
  Excess Operating Charges                          1,164,161.
  Garage                                              321,682.
  Antenna                                             128,301.
                                                   -----------
       Total Income                                                $3,791,960.

OPERATING EXPENSES

  Custodial and Manager                              $264,383.
  Elevator Maintenance                                112,372.
  Insurance                                            70,304.
  Management Fees                                     230,689.
  Office Expense                                       66,011.
  Professional Fees                                    42,472.
  Repairs and Maintenance                             630,005.
  Supplies                                            (17,382.)
  Taxes - Real Estate                                 258,343.
  Taxes - Other                                         3,430.
  Travel                                                  570.
  Utilities                                           881,481.
  General Expenses                                      6,765.
                                                   -----------
       Total Operating Expenses                                     2,549,443.
                                                                   -----------

INCOME BEFORE INTEREST EXPENSE, DEPRECIATION

  AND AMORTIZATION                                                 $1,242,517.

LESS:  Interest Expense                                             1,214,005.
                                                                   -----------

INCOME BEFORE DEPRECIATION AND AMORTIZATION                           $28,512.

LESS:  Depreciation And Amortization                                  777,864.
                                                                   -----------

NET INCOME FOR THE YEAR                                             $(749,352.)
                                                                   ===========


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                            MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO



                                                RIVERVIEW TOWER LIMITED PARTNERSHIP
                                                       A LIMITED PARTNERSHIP
                                                      STATEMENT OF CASH FLOWS              Exhibit C
                                                        - INCOME TAX BASIS
                                               For The Year Ended December 31, 1993



CASH GENERATED BY OPERATIONS:
  Net Income                                        $(749,352.)
  Depreciation and Amortization                       777,864.
                                                   -----------
       Total                                                       $  28,512.


CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Current Assets - (Increase) Decrease
    Receivables                                       $(8,132.)
    Prepaids                                           (1,601.)
  Current Liabilities - Increase (Decrease)
    Accounts Payable                                  349,747.
    Accrued Expenses and Taxes                        (42,860.)
                                                   -----------

       Total                                                         297,154.
                                                                  -----------

NET CASH PROVIDED BY OPERATIONS                                    $ 325,666.

INVESTING ACTIVITIES                                                      -0-

FINANCING ACTIVITIES
  Decrease In Debt                                                  (325,666.)
                                                                  -----------
INCREASE (DECREASE) IN CASH                                       $       -0-

CASH BALANCE - BEGINNING                                               9,162.
                                                                  -----------
CASH BALANCE - ENDING                                             $    9,162.
                                                                  ===========

SUPPLEMENTAL DISCLOSURE
  Cash Paid During The Year For Interest                          $1,214,005.
                                                                  ===========


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

 MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO


                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                       NOTES TO FINANCIAL STATEMENTS             Exhibit D




NOTE 1  - SIGNIFICANT ACCOUNTING POLICIES
- -----------------------------------------

   Basis of Accounting
   -------------------

   The accompanying financial statements have been prepared on the accrual method of accounting used for federal income tax purposes. Consequently, certain revenues and expenses are recognized in the determination of income in different reporting periods than they would be if the financial statements were prepared in conformity with generally accepted accounting principles. Although income tax rules are used to determine the timing of the reporting of revenues and expenses, nontaxable revenues and nondeductible expenses are included in the determination of net income.

   Net Income - Income Tax Basis
   -----------------------------
   In accordance with the Company's policy, net income - income tax basis includes nontaxable revenue and nondeductible expenses in addition to taxable revenue and deductible expenses.

   Property and Equipment
   ----------------------
   If an expenditure results in an asset having an estimated useful life that extends beyond the year of acquisition, the expenditure is capitalized and depreciated over the estimated useful life of the asset. Building, improvements, and equipment are recorded at cost and are depreciated using Straight-Line or Accelerated Cost Recovery Methods as follows:


        Buildings                       19 Years        ACRS - Straight-Line
        Building Improvements           10 Years        ACRS - Straight-Line
        Equipment & Improvements         5 Years        ACRS

   Accordingly, the depreciation and amortization recorded is not purported to be an accurate reflection of economic depreciation and amortization.

   Adjustments Necessary To Conform With Generally Accepted Accounting
   -------------------------------------------------------------------
   Principles (GAAP)
   -----------------
   As stated in the accountants report and previously in Note 1 of the Notes To Financial Statements, the Company has used various depreciation and amortization methods which do not conform to generally accepted accounting principles (GAAP). Had the Company conformed to GAAP the accumulated depreciation and amortization and partners' Capital accounts would be adjusted as follows:

                                     BEGINNING      ENDING
                                     ---------      ------
   BALANCE SHEET
   Accumulated Depreciation
    and Amortization                 $(3,225,566.) $(3,664,018.)
                                     ============= =============

   Partners' Capital                 $(2,613,052.) $(3,023,668.)
                                     ============= =============


   STATEMENT OF OPERATIONS
     Net Income For The Year                         $(409,940.)
                                                     ===========

        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

 MALITZ, WEINSTEIN & RUBIN CO. CERTIFIED PUBLIC ACCOUNTANTS. CLEVELAND, OHIO



                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                        NOTES TO FINANCIAL STATEMENTS             Exhibit D
                                                                 (Continued)



NOTE 2  - TRANSACTIONS WITH RELATED PARTY
- -----------------------------------------

   The property, which is located in Toledo, Ohio is managed by the Mid-America Management Corporation.


   Accounts Payable in the amount of $1,890,218. are due to the management company.



NOTE 3  - MORTGAGE PAYABLE
- --------------------------

   The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1994). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

   The Company has a fixed monthly payment of $128,362. To the extent that this amount will not satisfy the New York Life monthly payment and interest on the Realty Refund Note, the shortfall will be added to the Realty Refund note.


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS